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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 4, 2001 (June 1, 2001)
                                                   ---------------------------

                     Golden Books Family Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware                      0-13499                 06-110-4930
        -------------               -----------------          --------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


      888 Seventh Avenue, 43rd Floor
               New York, NY                                              10106
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:    (212) 547-6700
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                                 Not Applicable
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets.

     On June 1, 2001, Golden Books Family Entertainment, Inc. (the "Company") and five of its direct and indirect subsidiaries, Golden Books Publishing Company, Inc., Golden Books Home Video, Inc., LRM Acquisition Corp., Shari Lewis Enterprises, Inc. and SLE Productions, Inc. (collectively, the "Subsidiaries"), entered into a definitive agreement (the "Asset Purchase Agreement") pursuant to which DIC GB Acquisition Corp. (the "Purchaser"), an affiliate of Bain Capital, LLC, will acquire substantially all of the assets of the Company and the Subsidiaries (including the stock of Golden Books Publishing (Canada), Inc.) and assume certain of the liabilities of the Company and the Subsidiaries for a total purchase price of approximately $70.0 million in cash plus assumed liabilities, and a promissory note in an aggregate principal amount of $7.0 million (the "Buyer Note"). The Buyer Note is an unsecured, junior subordinated note which provides for semi-annual cash interest to be paid at a rate of 12.5% per annum. The issuer of the Buyer Note will be a subsidiary of the Purchaser that owns certain entertainment assets. The final purchase price may be adjusted at closing pursuant to the terms of the Asset Purchase Agreement.

     There can be no assurance that the transaction contemplated by the Asset Purchase Agreement will be consummated; if consummated, such transaction will likely result in the common stock of the Company having no value, and certain indebtedness of the Company and the Subsidiaries being worth significantly less than face value.

Item 3. Bankruptcy or Receivership.

     In connection with the Asset Purchase Agreement and as a condition thereto, the Company and the Subsidiaries are required to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware no later than June 7, 2001. The filings will be made in order to implement the aforementioned sale to the Purchaser. Pursuant to Section 363 of the Bankruptcy Code, the Company and the Subsidiaries will seek authorization and approval to perform under the Asset Purchase Agreement and establish bidding procedures. Pursuant to the terms of the Asset Purchase Agreement, a hearing is to be held twenty days after the motion is filed seeking approval of certain bidding procedures and protections, including a break-up fee and expense reimbursement, to be awarded in certain circumstances (the "Procedure Order"). The Procedure Order will also establish a hearing date of forty days after the Procedure Order is entered to approve the consummation of the Asset Purchase Agreement.

     On June 1, 2001, The CIT Group/Business Credit, Inc. (the "CIT Group") and Foothill Capital Corporation ("Foothill"), and the Company and the Subsidiaries, together with Golden Books Publishing (Canada), Inc. ("GB Canada"), executed a commitment letter setting forth proposed terms for a post-petition Revolving Credit and Term Loan Agreement (the "DIP Facility"). Pursuant to the DIP Facility, the CIT Group, Foothill and the other lenders party to the DIP Facility, if any (such other lenders, together with the CIT Group and Foothill, the "DIP Lenders"), would provide for extensions of credit in an amount sufficient to pay in full amounts outstanding under the existing revolving


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credit facility of the Company and the Subsidiaries and to provide funds for working capital purposes and for payment of fees that are provided under the terms of the DIP Facility, which fees are customary as to type and amount for transactions of this nature. The DIP Facility would consist of a term loan facility of up to $5,500,000, with interest accruing on outstanding amounts at the prime rate plus 2%, and a revolving credit and letter of credit facility of up to $34,500,000, with interest accruing on outstanding amounts up to the Borrowing Base (which term will be defined in the DIP Facility) at the prime rate plus 1.5%. Interest will accrue on amounts outstanding under the revolving credit and letter of credit facility in excess of the Borrowing Base at the prime rate plus 3%. The obligations of Golden Books Publishing Company Inc. (the borrower under the DIP Facility) would be guaranteed by the Company, all of the Subsidiaries (other than the borrower) and GB Canada. The obligations of the Company, the Subsidiaries and GB Canada under the DIP Facility would be secured by all of the assets of the Company and the Subsidiaries, including the capital stock of the Subsidiaries and GB Canada. The DIP Facility, if consummated, would expire at the earliest of one year from the date of its effectiveness, the date of effectiveness of a plan of reorganization and the closing of the Asset Purchase Agreement.

     The terms of the DIP Facility are subject to the approval of the Bankruptcy Court. Pending such approval, the DIP Lenders would agree to extend credit to the Company and the Subsidiaries on an interim basis. The DIP Lenders' obligations to enter into the DIP Facility and to extend credit thereunder, including any interim financing, are subject to numerous conditions. There can be no assurance that the DIP Facility will be consummated or, if consummated, the extent to which any such extensions of credit will be provided or whether amounts so provided will be sufficient to satisfy the working capital needs of the Company and the Subsidiaries. Moreover, there can be no assurance that the Bankruptcy Court would approve the DIP Facility, if consummated.

Item 7. Financial Statements and Exhibits

(c) Exhibits:

          The following exhibits are filed as part of this report:

99.1 Asset Purchase Agreement dated as of June 1, 2001, by and among DIC GB Acquisition Corp., as buyer, and Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc., Golden Books Home Video, Inc., LRM Acquisition Corp., Shari Lewis Enterprises, Inc. and SLE Productions, Inc.

99.2      Press Release of the Registrant, dated June 4, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

Date: June 4, 2001                      By: /s/ Philip Galanes
      ------------                          ------------------------------
                                            Name:  Philip Galanes
                                            Title: Chief Administrative Officer
                                                   and General Counsel



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                                INDEX TO EXHIBITS


Exhibit No.    Description
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99.1           Asset Purchase Agreement dated as of June 1, 2001, by and among
               DIC GB Acquisition Corp., as buyer, and Golden Books Family
               Entertainment, Inc., Golden Books Publishing Company, Inc.,
               Golden Books Home Video, Inc., LRM Acquisition Corp., Shari Lewis
               Enterprises, Inc. and SLE Productions, Inc.

99.2           Press Release of the Registrant, dated June 4, 2001.